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                                                                Exhibit 10(m)(2)

                                SECOND AMENDMENT
                                       TO
                             OGLEBAY NORTON COMPANY
               EXCESS AND TRA SUPPLEMENTAL BENEFIT RETIREMENT PLAN
                          (JANUARY 1, 1991 RESTATEMENT)


                  WHEREAS, the Oglebay Norton Company Excess TRA and Supplemental Benefit Retirement Plan, established effective January 1, 1976, for the purpose of providing benefits to certain salaried employees, is presently maintained under an amended and restated document made effective as of January 1, 1991, as amended on one occasion (the "Plan"); and

                  WHEREAS, it is desired further to amend the Plan;

                  NOW, THEREFORE, the Plan is hereby amended, effective upon execution hereof, in the respects hereinafter set forth.

                  1. Section 1 of Article VIII is amended to provide as follows:


                  1. ELIGIBILITY. An Employee who retires from employment with the Company and who would have been eligible for the "Special Payment" described in Section 7.11 of the Salaried Plan if he had not been a highly compensated employee for the Plan year in which he retires and had compensation during the Plan year preceding the year of his retirement in excess of the amount specified in Section 7.11, shall be eligible for a special payment benefit.

                  2. The Plan is hereby amended by the addition of a new Article IX to provide as follows:

                                   ARTICLE IX
                                   ----------

                          SPECIAL CONTINGENT SUPPLEMENT
                          -----------------------------

                  1. ELIGIBILITY. Each Employee who has in effect a written employment agreement with the Company with provisions designed to become effective upon a change in control shall be eligible for a Special Contingent Supplemental Benefit ("SCSB"), provided that on the date any change in control occurs under the terms of such employment agreement the Employee has (i) completed 30


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         years of service with the Company or (ii) completed 15 years of service with the Company and attained the age of 55.

                  2. AMOUNT AND PAYMENT. The SCSB shall be payable to the eligible Employee for each month after the date of his retirement or other termination of employment following a change in control entitling him to benefits under an employment agreement described in Section 1 of
         Article IX and during his lifetime in which the Company (including any of its successors) fails to provide such Employee with coverage under a program of medical benefit coverage substantially the same as that in effect with respect to retired employees of the Company or its successors immediately prior to the change in control. The amount of each monthly SCSB benefit payment shall be $750.

                                      * * *

                           Executed at Cleveland, Ohio this 17th day of
December, 1997.

                                        OGLEBAY NORTON COMPANY



                                        By /s/ Richard J. Kessler
                                           _________________________________
                                              Title: Vice President - Finance
                                                     and Planning

                                        And /s/ David G. Slezak
                                            ________________________________
                                              Title: Secretary and Director of
                                                     Legal Affairs

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